UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2011

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor, Buenos Aires, Argentina	C1430DNN
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   011-54-11-5352-8000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 23, 2011, MercadoLibre, Inc. (the "Company") issued a press release announcing the adoption of a dividend policy and the declaration of a quarterly cash dividend on its common stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 18, 2011, the Company's Board of Directors adopted a dividend policy pursuant to which the Company intends to pay quarterly cash dividends on its common stock in 2011. On the same date, the Board of Directors also declared the first quarterly cash dividend of $0.08 per share payable to holders of the Company's common stock. This first quarterly cash dividend will be paid on April 15, 2010 to stockholders of record as of the close of business on March 31, 2011.

The cash dividend policy and the payment of future cash dividends under that policy will be made at the discretion of the Company's Board of Directors and will depend on earnings, operating and financial conditions, capital requirements, and other factors deemed relevant by the Board, including the applicable requirements of the Delaware General Corporation Law and the best interests of MercadoLibre, Inc.'s stockholders.

Item 9.01. Financial Statements and Exhibits.

(c)        Exhibits

99.1     Press Release issued by the Company on February 23, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc. (Registrant)
February 23, 2011 (Date)	/s/ HERNÁN KAZAH HERNÁN KAZAH Chief Financial Officer

Exhibit Index
99.1	Press release dated February 23, 2011